EXHIBIT NO. 23

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-36194 on Form S-8 of First Litchfield Financial Corporation and Subsidiary filed on May 3, 2000 of our report dated March 27, 2007 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of First Litchfield Financial Corporation and Subsidiary for the year ended December 31, 2006.

                                                  /s/ McGladrey & Pullen, LLP
                                                  ---------------------------
                                                  McGladrey & Pullen, LLP

New Haven, Connecticut
March 29, 2007


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